PLEDGE AGREEMENT

         PLEDGE AGREEMENT ("Agreement"), dated as of May 10, 1996, by and between NATHAN LOW ("Pledgor"), and STRATASYS, INC., a Delaware corporation ("Pledgee").

                                R E C I T A L S

         Pledgor, Pledgee and certain other holders of warrants ("Warrants") to purchase shares of Pledgor's Common Stock, $.01 par value ("Common Stock"), are parties to a Warrant Modification and Exercise Agreement, dated May 10, 1996 (the "Warrant Exercise Agreement"), pursuant to which Pledgor exercised such Warrants and purchased shares of Common Stock. In partial consideration of the sale of such shares of Common Stock, Pledgor has delivered to Pledgee a Promissory Note in the principal amount of $1,348,000.00 (the "Promissory Note"). Pledgor has agreed to pledge the shares of Common Stock described on Schedule A hereto (the "Pledged Shares") as security for the payment, performance and observance of all obligations of Pledgor (i) under the Warrant Exercise Agreement, the Promissory Note, and this Agreement and (ii) to pay any and all costs and expenses of collection paid or incurred by Pledgee in connection with the enforcement or realization of Pledgee's rights in the Pledged Collateral (as hereinafter defined in Section 1) (such obligations being referred to herein collectively as the "Obligations").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Pledge by Pledgor; Deposit of Pledged Shares.

         (a) To secure the due and punctual payment, performance and observance of the Obligations, Pledgor hereby pledges, as collateral security, and grants a security interest in, the Pledged Shares (together with all certificates, options, rights, dividends, or distributions issued as an addition to, in substitution or in exchange for, or on account of, any such Pledged Shares, and all proceeds of the foregoing being referred to herein as the "Pledged Collateral"), and all proceeds thereof and rights attributable thereto, to Pledgee. Contemporaneously with the execution and delivery of this Agreement, Pledgor is depositing with Pledgee the certificates representing the Pledged Collateral, together with stock powers duly endorsed in blank for transfer, with the signature medallion guaranteed and transfer tax stamps affixed as necessary, receipt of which certificates and stock powers is hereby acknowledged.

         (b) If Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Collateral, any:

                  (i) stock certificate, including, but without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital,






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         reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

                  (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Pledged Collateral, or otherwise;

                  (iii) dividend or distribution payable in property, including securities issued by other than the issuer of any of the Pledged Collateral; or

                  (iv)  dividends or distributions of any sort;

then Pledgor will accept the same as Pledgee's agent, in trust for the benefit of Pledgee, and the same shall be segregated from other property and funds of Pledgor and shall forthwith be delivered to Pledgee (and in all events within three business days following receipt by Pledgor) in the exact form received with, as applicable, Pledgor's endorsement or stock powers duly executed in blank and medallion guaranteed, to be held by Pledgee, subject to the terms hereof, as part of the Pledged Collateral. The Pledgee will apply any cash dividends or other cash payments received to pay the Obligations.

         2.  Representations and Warranties of Pledgor.

         Pledgor represents and warrants that:

         (a) It has the requisite capacity to enter into this Agreement, to pledge the Pledged Collateral for the purposes specified in Section 1(a), and to perform its obligations hereunder, and it does not have any disability which would in any manner prevent or limit Pledgee from taking any action contemplated by this Agreement.

         (b) It is the legal and beneficial owner of all of the Pledged Collateral.

         (c) All of the shares of capital stock of Pledgee included in the Pledged Collateral are owned by Pledgor of record and beneficially, free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest, except for the security interest created hereby and the security interests of Vertical Financial Inc. and Robb Matzner, which have been fully subordinated to the security interest of Pledgee hereunder pursuant to a Subordination Agreement of even date herewith.

         (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor, or the perfection, of the security interest created hereby in the Pledged Collateral, or (iii) the exercise by Pledgee of any of its rights and remedies hereunder.


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         (e) Upon delivery by Pledgor to Pledgee or its agent of the Pledged
Collateral, this Agreement will create a valid first lien upon, and perfected security interest in, such Pledged Collateral subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Collateral.

         3. Covenants of Pledgor.

         Pledgor hereby covenants that, until all of the Obligations have been satisfied in full, Pledgor will:

         (a) not sell, assign, exchange, or otherwise dispose of any of the Pledged Collateral, or any interest therein or create, incur, permit or suffer to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral or the proceeds thereof, other than that created hereby;

         (b) at Pledgor's own expense, defend Pledgee's security interest in and to the Pledged Collateral against the claims of any person, firm, corporation, or other entity;

         (c) deliver to Pledgee all written notices, and will promptly give Pledgee written notice of any other notices, received by it with respect to Pledged Collateral; and

         (d) at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may request to effect the purposes of this Agreement, including, without limitation, delivering to Pledgee upon the occurrence of a Default (as defined in Section 5 hereof) irrevocable proxies with respect to the Pledged Collateral in form satisfactory to Pledgee. Until receipt thereof, this Agreement shall constitute a proxy of Pledgor to Pledgee or its nominee to vote all shares of Pledged Collateral then registered in Pledgor's name upon the occurrence of a Default.

         4.  Pledgor's Rights.

         As long as no Default shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement or the Warrant Extension Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Pledgor in respect of the Pledged Collateral.

         5.  Default and Remedies.

         (a) Pledgor's default in the payment when due of any amount constituting a part of the Obligations or default in the performance of any of the Obligations in any material respect and

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failure to cure such default within five days after notice thereof from the
Company shall constitute a "Default" for purposes of this Agreement.

         (b) Upon the occurrence and during the continuance of a Default, Pledgee may, without demand of performance or other demand, advertisement, or notice of any kind (except as otherwise specified below) to or upon Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), exercise any or all of the following rights and remedies with respect to the Pledged Collateral:

                  (i) Pledgee may transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral for the purpose of exercising its rights under subsections (ii) or
         (iii) below, exercise the voting rights with respect thereto, and collect and receive all cash dividends and other distributions made thereon.

                  (ii) Upon notice given to Pledgor as herein provided, Pledgee may take ownership of Pledged Collateral having a Value (as hereinafter defined) equal to all or any part of the Obligations. For purposes of this Agreement, the "Value" of any Pledged Collateral shall be equal to (x) 80% of the Current Market Price of any shares of Common Stock constituting a part of the Pledged Collateral as determined in accordance with Section 5(h) of the Warrants and (y) 80% of the fair market value of any other property constituting a part of the Pledged Collateral.

                  (iii) Pledgee may agree to sell or otherwise dispose of and deliver the Pledged Collateral or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Pledgee's offices or elsewhere, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Collateral purchase the shares constituting the Pledged Collateral for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Collateral free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released. Pledgee need not give more than five
         (5) days' notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor hereby deems reasonable. Pledgee shall not be obligated to make such sale regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned.

                  (iv) Pledgee may exercise any and all other rights or remedies it may have at law or in equity with respect to the Pledged Collateral, including, without limitation, its rights under the New York Uniform Commercial Code.


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         (c) In the event that the proceeds of any sale, disposition or other realization or collection of Pledged Collateral (including, without limitation, the value of any Pledged Collateral taken in satisfaction of all or part of the Obligations) are insufficient to pay all amounts to which Pledgee is legally entitled, Pledgor shall be liable for the deficiency, together with interest thereon at the Default Rate provided in the Promissory Note.

         (d) Pledgor agrees that in any sale of any Pledged Collateral hereunder, Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral or in order to obtain any required approval of the sale or of the purchasers by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Pledgee be liable or accountable to Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

         (e) The proceeds of any sale or other disposition by the Pledgee (including, without limitation, the Value of any Pledged Collateral taken in satisfaction of all or part of the Obligations) shall be applied as follows:

                  (i) first, to the costs and expenses incurred in connection therewith or incidental thereto or in connection with or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys' fees and legal expenses;

                  (ii) second, to the satisfaction of the Obligations, first, in respect of any reasonable fees not covered by clause (i) above, second, in respect of accrued but unpaid interest included in the Obligations, and, third, in respect of unpaid principal included in the Obligations;

                  (iii) third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code); and

                  (iv) fourth, to the extent of any surplus proceeds, to the Pledgor or such other person or persons then entitled by law to receive the same or as a court of competent jurisdiction may direct.

         (f) Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or

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otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument which Pledgee in its sole discretion may deem necessary or advisable to exercise its rights hereunder, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

         (g) If Pledgor fails to perform any agreement or obligation contained herein, Pledgee itself may perform, or cause performance of, such agreement or obligation, and the expenses incurred by Pledgee in connection therewith shall be payable by Pledgor.

         6.  Termination

         (a) This Agreement shall terminate when, and only when, there are no Obligations of any kind outstanding in favor of Pledgee. Thereupon, all right, title and interest in the Pledged Collateral shall revert to Pledgor or such other person as shall be entitled to it or as a court of competent jurisdiction shall direct, and this Agreement shall terminate. Upon satisfaction of all of the Obligations, Pledgee shall promptly deliver the Pledged Collateral to Pledgor or in accordance with its instructions. If requested by Pledgor, Pledgee shall thereupon, at Pledgor's expense, execute and file a termination statement under the Uniform Commercial Code in each office in which any financing statement relative to the Pledged Collateral, or any part thereof, shall have been filed.

         (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor or such other person or persons then entitled by law to receive the same or as a court of competent jurisdiction may direct.

         7.  Remedies Cumulative.

         The remedies of the Pledgee under this Agreement shall be in addition to all other rights and remedies it may have under the Warrant Exercise Agreement or the Promissory Note or at law or in equity, and the exercise of any such rights or remedies shall not preclude the simultaneous exercise by Pledgee of any other rights or remedies available to it.

         8.  Miscellaneous.

         (a) This Agreement may not be amended, altered, modified, terminated or discharged orally but only in writing signed by the party against whom enforcement of such amendment, alteration, modification, termination or discharge is sought.

         (b) No course of dealing between Pledgor and Pledgee nor any failure on the part of Pledgee to exercise or delay in exercising any right, remedy, power or privilege under this

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Agreement shall operate as a waiver thereof; and any exercise or partial exercise of any right, remedy, power or privilege hereunder shall not preclude any other or further exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights provided by law, including, without limitation, the rights and remedies of a secured party under the New York Uniform Commercial Code.

         (c) Any notice, request, demand or other communication to any party by another party to this Agreement as provided for herein shall be given in the manner prescribed in the Warrant Exercise Agreement.

         (d) Except as specifically permitted under this Agreement, Pledgor may assign its rights or delegate its obligations hereunder only upon the written consent of Pledgee, and in the event of any such delegation of Pledgor's obligations, Pledgor shall continue to remain primarily liable for the payment and performance thereof. Pledgee may assign its rights or delegate its obligations hereunder to any person without receiving the consent of Pledgor, but in the event of any such delegation of Pledgee's obligations, Pledgee shall continue to remain primarily liable for performance thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.

         (e) PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE WARRANT EXERCISE AGREEMENT OR ANY OTHER CLOSING DOCUMENT REFERRED TO THEREIN AND IN CONNECTION WITH ANY CLAIM, COUNTERCLAIM, OFFSET OR DEFENSE ARISING IN CONNECTION WITH SUCH ACTION OR PROCEEDING WHETHER ARISING UNDER ANY STATUTE (INCLUDING ANY FEDERAL OR STATE CONSTITUTION) OR UNDER THE LAW OF CONTRACT, TORT OR OTHERWISE AND INCLUDING WITHOUT LIMITATION, ANY CHALLENGE TO THE LEGALITY, VALIDITY, BINDING EFFECT OR ENFORCEABILITY OF THIS SECTION, OR THIS AGREEMENT, THE WARRANT EXERCISE AGREEMENT OR ANY CLOSING DOCUMENT REFERRED TO THEREIN. FURTHER, PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PLEDGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PLEDGEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. FINALLY, PLEDGOR ACKNOWLEDGES THAT PLEDGEE HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         (f) PLEDGOR AGREES TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK (NEW YORK COUNTY) AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECT TO

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PLEDGOR AT THE ADDRESS INDICATED AT THE END OF THIS AGREEMENT AND SERVICE SO
MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAIL, POSTAGE PREPAID. PLEDGOR WAIVES, AT THE OPTION OF THE PLEDGEE, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING CONTAINED IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ACTION OR PROCEEDING AGAINST PLEDGOR OR ANY OF ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         (g) PLEDGOR AGREES THAT ANY ACTION COMMENCED BY PLEDGOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OBLIGATIONS OR ANY OTHER AGREEMENT OR INSTRUMENT RELATING TO ANY OR ALL OF THE OBLIGATIONS SHALL BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THAT SUCH COURTS SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY SUCH ACTIONS.

         (h) The parties hereto agree to perform such other acts and to execute and deliver such other agreements, documents, instruments, conveyances, transfers and assurances as are necessary or advisable for the full and complete performance and consummation of the transactions contemplated by this Agreement and the perfection and preservation of the security interest created by this Agreement.

         (i) This Agreement is made under, and shall be governed by and construed in accordance with, the laws of the State of New York.

         (j) No provision of this Agreement that is deemed unenforceable shall in any way invalidate any other provision hereof, each of which shall remain in full force and effect.

         (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.



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         (l) The captions used herein are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Pledge Agreement as of the date first above written.


                                            PLEDGOR:


                                            /s/ Nathan Low
                                            -------------------------------
                                            Nathan Low

                                            ADDRESS:

                                            Nathan Low
                                            c/o Sunrise Financial Group
                                            135 East 57th Street, 11th Floor
                                            New York, NY  10022


                                            STRATASYS, INC.


                                            By:  /s/ S. Scott Crump
                                                 --------------------------
                                                 S. Scott Crump, Chairman






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                                                                 Schedule A to
                                                              Pledge Agreement



                              PLEDGED SHARES


Pledgor                        No. of Shares                  Certificate No.

Nathan Low                        100,000                         S 627
















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